Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Jeanne D. Hubbard, President and Chief Executive Officer, and Karen E. Troutman, Senior Vice President and Chief Financial Officer of Abigail Adams National Bancorp, Inc. (the “Company”) each certify in her capacity as an officer of the Company that she has reviewed this quarterly report on Form 10-Q for the quarter ended June 30, 2007 and that to the best of her knowledge:
(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: August 13, 2007	/s/ Jeanne D. Hubbard
Jeanne D. Hubbard
Chief Executive Officer

Date: August 13, 2007	/s/ Karen E. Troutman
Karen E. Troutman
Chief Financial Officer

23